Exhibit 99.1

JetPay Corporation Reports First Quarter 2017 Results;

Revenues Increased 62.7%, Including a 95.1% Increase in

Payment Services

Center Valley, PA – May 15, 2017 – JetPay Corporation (“JetPay” or the “Company”) (NASDAQ: “JTPY”) announced financial results for the first quarter ended March 31, 2017.

Financial Highlights

•	Revenues increased 62.7%, or $7.3 million, to $18.9 million for the three months ended March 31, 2017 as compared to $11.6 million for the same period in 2016. Organic growth was 18.2%, with solid growth in the Payment Services Segment and in the HR and Payroll Segment.

•	Revenues within our Payment Services Segment increased 95.1%, or $7.0 million, to $14.3 million for the three months ended March 31, 2017 as compared to $7.3 million for the same period in 2016. Organic growth in the segment was 24.5%, as changes made in sales, marketing, and operations in 2016 gained traction.

•	Revenues within our HR and Payroll Segment increased $343,000, or 8.0%, to $4.6 million for the three months ended March 31, 2017, as compared to $4.3 million for the same period in 2016. This increase included strong growth in JetPay’s WorkForceToday® product targeted at medium to large employers.

•	Consolidated gross profit increased 49.8% to $6.4 million, or 33.6% of revenues, for the three months ended March 31, 2017, up from $4.2 million for the same period in 2016.

•	Earnings before interest, taxes, depreciation, and amortization (“EBITDA”) increased 221.3% in the first quarter of 2017 as compared to the same period in 2016 with EBITDA of $1.4 million and $436,000 for the three month periods ended March 31, 2017 and 2016, respectively. EBITDA, adjusted for non-recurring and non-cash items, (“adjusted EBITDA”- see Non-GAAP Financial Measures definition and reconciliation of operating income (loss) to EBITDA and adjusted EBITDA below), was $1.7 million, or 8.8% of revenues, for the three months ended March 31, 2017, as compared to $1.1 million, or 9.3% of revenues, for the same period in 2016. The increase in adjusted EBITDA was directly related to the Company’s acquisition of JetPay Payment Services, FL on June 2, 2016 and continued organic growth in the Company’s JetPay Payment Services, TX and JetPay Payment Services, PA operations. Net loss before accretion of convertible preferred stock of $(167,000) improved from a net loss before accretion of convertible preferred stock of $(1.0) million in the same period in 2016.

•	The ratio of our total debt to total capitalization, which consists of total debt of $16.2 million and common stock subject to possible redemptions, convertible preferred stock and stockholders’ equity totaling $62.6 million, was 20.6% at March 31, 2017, a substantial decrease from 24.6% at December 31, 2016. As of March 31, 2017 we had positive working capital of $1.1 million.

Recent News Highlights

•	Diane (Vogt) Faro, Chief Executive Officer of JetPay, has earned one of the highest honors in the payments technology industry, winning the prestigious Distinguished Payments Professional award from the Electronic Transactions Association (“ETA”). ETA, the international trade association for the payments technology field, announced the winner this week in Las Vegas at TRANSACT, the group’s annual conference. Distinguished Payments Professional, selected by the ETA Awards and Recognition Committee, is awarded for outstanding service to the association and contributions to the industry.

•	John Crouch was appointed Chief Information Officer. Mr. Crouch is an accomplished leader with more than thirty years of experience in information technology, data security and business operations. In his role, Mr. Crouch will have oversight of all technology, and will be responsible for leading the direction for ongoing technical development, driving the long-term technology and digital roadmap, including implementing ongoing product and service enhancements. Mr. Crouch started his career with Electronic Data Systems (now Hewlett Packard Enterprise Co.) where he spent seventeen years in a variety of software development, systems infrastructure, and leadership roles. Additionally, he has held senior level positions with Certified Merchant Services, and was a founding partner of Encore Payment Systems, which merged with EVO Payments International (“EVO”) in 2013. Most recently at EVO, Mr. Crouch held the position of U.S. Chief Information Officer.

•	Completed the sale of 2,835 shares of Series A-1 Preferred Stock to Ithan Creek Master Investors (Cayman) L.P. (Wellington) on April 13, 2017 for total proceeds of $850,500.

“We believe our results this quarter are the start of what investors should come to expect from JetPay,” stated Diane Faro, CEO of JetPay Corporation. “The investments we have made in management, infrastructure, and acquisitions are starting to take hold, and we are excited about what they will deliver to shareholders in the future. We believe the 24.5% organic growth in our Payment Services Segment should accelerate, and the improvements in product and sales management in the HR and Payroll Segment are showing promise. We feel confident that we are positioned to deliver solid double-digit revenue growth over the next several quarters with improving margins, as we leverage our technological strengths in both Payment Services and HR and Payroll.”

First Quarter 2017 Compared to First Quarter 2016

Revenues were $18.9 million for the three months ended March 31, 2017, as compared to $11.6 million for the same period in 2016. Revenues for our Payment Services Segment increased $7.0 million, or 95.1%, for the three months ended March 31, 2017, compared to the same period in 2016. The increase was partially related to the acquisition of JetPay Payment Services, FL, on June 2, 2016, contributing an incremental $5.2 million of revenues in the first quarter of 2017. Revenues for our HR and Payroll Segment increased $343,000, or 8.0%, for the three months ended March 31, 2017, as compared to the same period in 2016. This increase was attributable to increasing demand for our full-suite, human capital management services.

Operating income for the three months ended March 31, 2017 was $222,000, as compared to a loss of $(522,000) for the same period in 2016. Operating income is after subtracting depreciation and amortization expense of $1.1 million and $912,000 for the three months ended March 31, 2017 and 2016, respectively. The increase in operating income was partially related to the acquisition of JetPay Payment Services, FL on June 2, 2016 as well as a $491,000 reduction in legal and professional fees for non-repetitive matters.

Net loss for the three months ended March 31, 2017 was $(167,000), or a net loss applicable to common stockholders of $(2.3) million after accretion of convertible preferred stock of $2.1 million, compared to a net loss of approximately $(1.0) million, or a net loss applicable to common stockholders of $(2.4) million after accretion of convertible preferred stock of $1.4 million in the same period in 2016. The decrease in net loss was primarily related to the increase in revenues and operating income described above.

Conference Call

JetPay will conduct a conference call on Thursday, May 18, 2017 at 9:00 AM EDT (6:00 AM PDT) to discuss these results and conduct a question and answer session. The participant conference call number is (855) 446-8217 (International Dial-In 509-960-9039), conference ID: 22646480. There will also be access to a digital recording of the teleconference by calling (855) 859-2056 and entering the conference ID: 22646480. This recording will be available beginning two hours after the teleconference until Thursday, May 25, 2017.

About JetPay Corporation

JetPay Corporation, based in Center Valley, PA, is a leading provider of vertically integrated solutions for businesses including card acceptance, processing, payroll, payroll tax filing, human capital management services, and other financial transactions. JetPay provides a single vendor solution for payment services, debit and credit card processing, ACH services, and payroll and human capital management needs for businesses throughout the United States. The Company also offers low-cost payment choices for the employees of these businesses to replace costly alternatives. The Company's vertically aligned services provide customers with convenience and increased revenues by lowering payments-related costs and by designing innovative, customized solutions for internet, mobile, and cloud-based payments. Please visit www.jetpay.com for more information on what JetPay has to offer or call 866-4JetPay (866-453-8729).

Non-GAAP Financial Measures

This press release includes non-GAAP financial measures, EBITDA and adjusted EBITDA, as defined in Regulation G of the Securities and Exchange Act of 1934, as amended. The Company reports its financial results in compliance with GAAP, but believes that also discussing non-GAAP measures provides investors with financial information that it uses in the management of its business. The Company defines EBITDA as operating income (loss), before interest, taxes, depreciation, amortization of intangibles, and non-cash changes in the fair value of contingent consideration liability. The Company defines adjusted EBITDA as EBITDA, as defined above, plus certain non-recurring items, including certain legal and professional costs for non-repetitive matters, legal settlement costs, non-cash stock option costs, and non-cash losses on the disposal of fixed assets. These measures may not be comparable to similarly titled measures reported by other companies. Management uses EBITDA and adjusted EBITDA as indicators of the Company’s operating performance and ability to fund acquisitions, capital expenditures and other investments and, in the absence of refinancing options, to repay debt obligations. Management believes EBITDA and adjusted EBITDA are helpful to investors in evaluating the Company’s operating performance because non-cash costs and other items that management believes are not indicative of its results of operations are excluded. EBITDA and adjusted EBITDA are supplemental non-GAAP measures, which have limitations when used as an analytical tool. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. Non-GAAP financial measures do not reflect a comprehensive system of accounting, may differ from GAAP measures with the same names, and may differ from non-GAAP financial measures with the same or similar names that are used by other companies. For a description of our use of EBITDA and adjusted EBITDA and a reconciliation of EBITDA and adjusted EBITDA to operating income (loss), see the section of this press release titled “EBITDA and Adjusted EBITDA Reconciliation.”

EBITDA and Adjusted EBITDA Reconciliation (Unaudited)

(000’s omitted)	Three Months Ended March 31,
	2017	2016
Operating income (loss)	$222	$(522)
Change in fair value of contingent consideration liability	74	46
Amortization of intangibles	874	733
Depreciation	231	179

EBITDA	$1,401	$436

Professional fees for non-repetitive matters	74	565
Non-cash stock based compensation	184	78

Adjusted EBITDA	$1,659	$1,079

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. JetPay’s actual results may differ from its expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside JetPay’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to, those described under the heading “Risk Factors” in the Company’s Annual Report filed with the Securities and Exchange Commission (“SEC”) on Form 10-K for the fiscal year ended December 31, 2016, the Company’s Quarterly Reports on Forms 10-Q and the Company’s Current Reports on Form 8-K.

JetPay cautions that the foregoing list of factors is not exclusive. Additional information concerning these and other risk factors is contained in JetPay’s most recent filings with the Securities and Exchange Commission. All subsequent written and oral forward-looking statements concerning JetPay or other matters and attributable to JetPay or any person acting on its behalf, are expressly qualified in their entirety by the cautionary statements above. JetPay cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. JetPay does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Contacts:

JetPay Corporation	JetPay Corporation
Peter B. Davidson	Gregory M. Krzemien
Vice Chairman and Corporate Secretary	Chief Financial Officer
(610) 797-9500	(610) 797-9500
Peter.Davidson@jetpaycorp.com	gkrzemien@jetpaycorp.com

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JetPay Corporation

Consolidated Statements of Operations

(In thousands, except share and per share information)

	For the Three Months Ended March 31,
	2017	2016

	(Unaudited)

Processing revenues	$18,942	$11,643
Cost of processing revenues	12,585	7,400

Gross profit	6,357	4,243

Selling, general and administrative expenses	4,956	3,807
Change in fair value of contingent consideration liability	74	46
Amortization of intangibles	874	733
Depreciation	231	179

Operating income (loss)	222	(522)

Other expenses (income)
Interest expenses	295	253
Non-cash interest costs and amortization of debt discounts	34	179
Other income	(2)	(2)

Loss before income taxes	(105)	(952)

Income tax expense	62	53

Net loss	(167)	(1,005)
Accretion of convertible preferred stock	(2,123)	(1,414)

Net loss applicable to common stockholders	$(2,290)	$(2,419)

Basic and diluted loss per share applicable to common stockholders	$(0.14)	$(0.17)

Weighted average shares outstanding:
Basic and diluted	16,686,696	14,401,480

JetPay Corporation

Condensed Consolidated Balance Sheets

(In thousands)

	March 31, 2017	December 31, 2016
ASSETS	(Unaudited)	(Audited)
Current assets:
Cash and cash equivalents	$7,224	$12,584
Restricted cash	2,554	2,129
Accounts receivable, less allowance for doubtful accounts	2,810	4,677
Settlement processing assets and funds	57,741	35,240
Prepaid expenses and other current assets	820	5,849
Current assets before funds held for clients	71,149	60,479
Funds held for clients	65,807	49,154
Total current assets	136,956	109,633
Property and equipment, net	2,273	2,125
Goodwill	48,978	48,978
Identifiable intangible assets, net	25,216	26,090
Other assets	601	384
Total assets	$214,024	$187,210

LIABILITIES
Current liabilities:
Current portion of long-term debt and capital lease obligation	$3,061	$8,074
Accounts payable and accrued expenses	10,620	10,821
Settlement processing liabilities	55,954	35,079
Deferred revenue and other current liabilities	385	1,487
Current liabilities before client fund obligations	70,020	55,461
Client fund obligations	65,807	49,154
Total current liabilities	135,827	104,615
Long-term debt and capital lease obligation, net of current portion	13,180	13,794
Deferred income taxes	520	520
Other liabilities	1,900	1,228
Total liabilities	151,427	120,157

Commitments and Contingencies

Redeemable Convertible Preferred Stock	50,582	53,324

Common Stock, subject to possible redemption	3,520	3,520

Stockholders’ Equity	8,495	10,209
Total Liabilities and Stockholders’ Equity	$214,024	$187,210

JetPay Corporation

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	For the Three Months Ended March 31,
	2017	2016
Operating Activities
Net loss	$(167)	$(1,005)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	231	179
Stock-based compensation	171	72
Employee stock purchase plan expense	13	6
Amortization of intangibles	874	733
Non-cash interest costs	34	91
Amortization of debt discounts	-	88
Change in fair value of contingent consideration liability	74	46
Change in operating assets and liabilities	(340)	1,263
Net cash provided by operating activities	890	1,473

Investing Activities
Net decrease in restricted cash and cash equivalents held to satisfy client fund obligations	(16,653)	(20,058)
Purchase of property and equipment	(379)	(143)
Net cash used in investing activities	(17,032)	(20,201)

Financing Activities
Payments on long-term debt and capital lease obligations	(5,661)	(699)
Proceeds from issuance of common stock, net of issuance costs	-	71
Proceeds from issuance of common stock pursuant to employee stock purchase plan	104	-
Proceeds from issuance of promissory notes	-	1,950
Restricted cash reserve	-	(1,900)
Payment of deferred financing fees associated with new borrowings	-	(95)
Payment of deferred contingent acquisition consideration	(314)	(186)
Net increase in client funds obligations	16,653	20,058
Net cash provided by financing activities	10,782	19,199

Net (decrease) increase in cash and cash equivalents	(5,360)	471

Cash and cash equivalents, beginning	12,584	5,594
Cash and cash equivalents, ending	$7,224	$6,065